UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2021

GOLDEN NUGGET ONLINE GAMING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38893	83-3593048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 West Loop South, Houston, Texas 77027

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 713-850-1010

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	GNOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the Staff of the U.S. Securities and Exchange Commission (the “SEC”) issued the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Staff Statement”). The Staff Statement clarified guidance for all SPAC-related companies regarding the accounting and reporting for their warrants that could result in the warrants issued by SPACs being classified as a liability measured at fair value, with non-cash fair value adjustments recorded in earnings at each reporting period.

Golden Nugget Online Gaming, Inc. (the “Company”) evaluated the applicability and potential impact of the Staff Statement on the Company’s financial statements and, on May 11, 2021, the audit committee of the board of directors of the Company (the “Audit Committee”), in consultation with management of the Company, concluded that the Company’s previously issued audited financial statements for the year ended December 31, 2020 (the “Affected Period”) should no longer be relied upon based on the facts described below. Further, any previously furnished or filed reports, earnings releases, guidance, investor presentations, or similar communications, regarding the Affected Period should also not be relied upon.

In connection with making the determination to restate the financial statements covered by the Affected Period (the “Restatement”), the Company reviewed and discussed the accounting treatment of its Warrants (as described below) and the Affected Period with Marcum LLP, its independent registered public accounting firm. The Company has previously classified its private placement warrants and public warrants (collectively, the “Warrants”), which were initially issued by Landcadia Holdings II, Inc. (“Landcadia”) in connection with its initial public offering, as equity. The Company has determined that the Warrants should be accounted for as liabilities measured at fair value, with non-cash fair value adjustments recorded in earnings at each reporting period. It is expected that the liabilities on the Company’s balance sheet in its restated consolidated financial statements for the year ended December 31, 2020 will increase by approximately $176.4 million, accumulated deficit will increase by approximately $176.4 million, and total other expense in its Statement of Operations will decrease by approximately $39.6 million. These estimates are preliminary and subject to change as management completes the restatement. Our independent registered public accounting firm has not audited or reviewed these estimates.

In connection with the Restatement, management has re-evaluated the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting as of December 31, 2020. Management has concluded that the Company’s disclosure controls and procedures and internal controls over financial reporting were not effective as of December 31, 2020, due to a material weakness in the internal control over financial reporting related to the accounting for complex accounting instruments.

The Company will file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Amended 10-K”) reflecting this change in classification of the Warrants for the Affected Period and the corresponding changes to the financial statement items for the Affected Period will be set forth through disclosures in the financial statements included in the Amended 10-K. The Audit Committee and management have discussed the matters disclosed in this and the above paragraphs in this Item 4.02(a) with its independent registered public accounting firm, Marcum LLP.

The Company’s prior accounting for the Warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported revenue, operating expenses, cash flows, cash or common shares outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN NUGGET ONLINE GAMING, INC.

Date: May 11, 2021	By:	/s/ Michael Harwell
Name: Michael Harwell
Title: Chief Financial Officer